Exhibit 4.44.5

CLIFFORD
CHANCE

NEW SUNWARD HOLDING B.V.

como Pignorante / as Pledgor

y /and

WILMINGTON TRUST (LONDON) LIMITED

como Agente de Garantías / as Security Agent

y / and

las Partes Garantizadas / the Secured Parties

CONTRATO DE EXTENSIÓN Y CONSTITUCIÓN DE PRENDAS

DE ACCIONES

(Extension and Creation of Share Pledges Agreement)

ÍNDICE

En Madrid, a 23 de diciembre de 2010

Con mi intervención, D. Rafael Monjo Carrió, Notario del Ilustre Colegio de Madrid, con residencia en esta ciudad.

INTERVIENEN

De una parte,

NEW SUNWARD HOLDING B.V., sociedad de nacionalidad holandesa, con domicilio social en Amsteldijk 166, 1079LH Amsterdam, Países Bajos, inscrita en la Cámara de Comercio e Industria de Ámsterdam (Kamer van Koophandel en Fabrieken voor Amsterdam) con número 34133556 y con número de identificación fiscal N-0032922-G (en lo sucesivo, el “Pignorante”).

Representada por D. Juan Pelegrí y Girón, de nacionalidad española, mayor de edad, provisto de documento nacional de identidad número 01.489.996-X en vigor, y domicilio a efectos profesionales en Madrid, C/ Hernández de Tejada, número 1, como apoderado, en virtud de las facultades conferidas en el poder otorgado ante el Notario de Amsterdam D. J.F.A. Aerts, el 7 de agosto de 2009, que se encuentra debidamente apostillado conforme a la Convención de la Haya de 1961.

Y de otra parte,

Las entidades referidas en el Anexo 1 del presente Contrato (los “Acreedores Participantes”).

Las entidades referidas en el Anexo 2 del presente Contrato.

WILMINGTON TRUST (LONDON) LIMITED, entidad constituida de conformidad con las leyes de lnglaterra y Gales, con domicilió social en 6 Broad Street Place, Londres EC2M 7JH, inscrita en el Registro de Sociedades con

In Madrid, on 23 December 2010

With my intervention, Mr. Rafael Monjo Carrió, Notary Public of the Madrid Notaries Association, with domicile in this city.

APPEAR

On the one hand,

NEW SUNWARD HOLDING B.V., a company duly incorporated under the laws of The Netherlands, with registered offices at Amsteldijk 166, 1079LH Amsterdam, The Netherlands, registered with the Chamber of Commerce and Industries for Amsterdam (Kamer van Koophandel en Fabrieken voor Amsterdam) under the number 34133556 and with tax identification number N-0032922-G (hereinafter, the “Pledgor”).

Represented by Mr. Juan Pelegrí y Girón, of Spanish nationality, of legal age, bearer of identity card number

01( ).489.996-X currently in force, with professional address at C.V. Madrid, C/ Hernández de Tejada, número 1, acting as attorney by virtue of the faculties conferred in the power of attorney granted before the Notary of Amsterdam Mr. J.F.A. Aerts, on 7 August 2009, which is duly apostilled according to 1961 Hague Convention.

And on the other hand,

The entities referred to in Annex 1 hereto (the “Participant Creditors”).

The entities referred to in Annex 2 hereto.

WILMINGTON TRUST (LONDON) LIMITED, an entity duly incorporated under the laws of England and Wales with registered offices at 6 Broad Street Place, London EC2M 7JH, registered with the Companies Home under the

número 05650152 (en lo sucesivo, el “Agente de Garantías”).

Representada por María Luisa Alonso Horcada, de nacionalidad española, mayor de edad, con domicilio profesional en Madrid, Paseo de la Castellana 110, titular de D.N.I. número 51702956-Z en vigor, como apoderado, en virtud de las facultades conferidas en el poder otorgado ante el Notario de Londres Don Edward Gardiner, el 20 de diciembre de 2010, que se encuentra debidamente apostillado conforme a la Convención de la Haya de 1961.

El Agente de Garantías actúa en el presente Contrato en su propio nombre y derecho y, asimismo:

•	por cuenta y en beneficio de las restantes Partes Garantizadas (tal y como se definen más adelante) en virtud del Contrato de Relación entre Acreedores (tal y como éste se define a continuación), y

•	en nombre y representación de las entidades referidas en el Anexo 2 (los “Trustees de los Bonistas”) en virtud de los correspondientes apoderamientos.

Las entidades enumeradas anteriormente serán denominadas, conjuntamente, como las “Partes”.

EXPONEN

I.	Que la Sociedad (tal y como este término se define a continuación); el Pignorante; CEMEX, S.A.B. DE C.V., entidad de nacionalidad mexicana, con domicilio social en Ciudad de Monterrey, N.L. (Mexico), en la Avenida Constitución, número 444, Poniente, Zona Centro, inscrita en Registro Federal de Contribuyente con número CEM-880726-UZA y con número de identificación fiscal N-4121454- E (en lo sucesivo, “Parent”) y SUNWARD ACQUISITIONS N.V., entidad de number 05650152 (hereinafter, the “Security Agent”).

Represented by María Luisa Alonso Horcada, of Spanish nationality, of legal age, with professional address at Madrid, Paseo de la Castellana 110, and bearer of Spanish Identity Card number 51702956-Z currently in force, acting as attorney by virtue of the faculties conferred in the power of attorney granted before the Notary public of London Mr. Edward Gardiner, on 20 December 2010, which is duly apostilled according to 1961 Hague Convention.

The Security Agent acts in this Agreement in its own name and on its own behalf and, in addition:

•	for the benefit of the remaining Secured Parties (as defined below) by virtue of the Intercreditor Agreement (as this term is defined below), and

•	in the name and on behalf of the entities referred to in Annex 2 (the “Noteholders Trustees”) by virtue of the relevant powers of attorney.

The entities listed above shall be jointly referred to as the “Parties”.

WHEREAS

I.	That the Company (as this term is defined below); the Pledgor; CEMEX, S.A.B. DE C.V., an entity duly incorporated under the laws of Mexico with registered offices at Ciudad de Monterrey, N.L. (México), Avenida Constitución, 444, Poniente, Zona Centro, registered with the Federal Registry under the number CEM-880726-UZA and with tax identification number N-4121454-E (hereinafter, “Parent”) and SUNWARD ACQUISITIONS N.V., a company duly nacionalidad holandesa, con domicilio social en Amsteldijk 166, 1079 LH Ámsterdam (Países Bajos), inscrita en la Cámara de Comercio e Industria de Ámsterdam (Kamer van Koophandel en Fabrieken voor Amsterdam) con número 33235711 y con número de identificación fiscal N-0035445-F (en lo sucesivo, “Acquisitions”) forman parte del Grupo CEMEX (en lo sucesivo, el “Grupo”).

II.	Que Parent suscribió, en el marco de un proceso de refinanciación de la deuda del Grupo, un contrato sometido a Derecho inglés denominado “Financing Agreement” suscrito con fecha 14 de agosto de 2009, elevado a público el 29 de septiembre de 2009 ante el Notario de Madrid, D. Rafael Monjo Carrió (en adelante, dicho contrato tal como sea novado en cada momento será denominado el “Contrato de Financiación”) con los Acreedores Participantes de los que Wilmington Trust (London) Limited actúa como Agente de Garantías, y del que también son parte, entre otros, en condición de “Original Borrower”, “Original Guarantors” y “Original Security Provider” en el caso de Parent y Holdings y “Original Security Provider” en el caso de Acquisitions (tal y como estos términos se definen en el Contrato de Financiación), una serie de compañías del Grupo, entre ellas el Pignorante y la Sociedad.

De acuerdo con la Cláusula 27 (Changes to the Participating Creditors) y con la Cláusula 28 (Changes to Obligors) del Contrato de Financiación, respectivamente, podrán adherirse al Contrato de Financiación nuevos Acreedores Participantes así como “Guarantors” adicionales.

III.	Que, en virtud del Contrato de Financiación, los Acreedores Participantes acordaron los términos incorporated under the laws of The Netherlands, having its registered office at Amsteldijk 166, 1079 LH Amsterdam, The Netherlands and also registered with the Chamber of Commerce and Industries for Amsterdam (Kamer van Koophandel en Fabrieken voor Amsterdam) under the number 33235711 and with tax identification number N-0035445-F (hereinafter, “Acquisitions”) are part of the CEMEX Group (hereinafter, the “Group”), the parent company of which is Parent.

II.	That the Parent, in connection with a debt refinancing in respect of the Group, entered into an English law governed financing agreement executed on 14 August 2009, raised to the status of Spanish public document on 29 September 2009 before the Notary of Madrid, Mr. Rafael Monjo Carrió (hereinafter, such agreement, as amended from time to time shall be referred to as the “Financing Agreement”), with the Participating Creditors amongst which Wilmington Trust (London) Limited acts as Security Agent, and to which a number of companies within the Group including the Pledgor and the Company, in their capacity as Original Borrower, Original Guarantors and Original Security Provider in the case of Parent and Holding and Original Security Provider in the case of Acquisitions (as each of these terms is defined in the Financing Agreement), are also parties.

Pursuant to Clause 27 (Changes to Participating Creditors) and Clause 28 (Changes to Obligors) of the Financing Agreement, respectively, it is anticipated that additional Participating Creditors and additional Guarantors may accede to the Financing Agreement.

III.	That, pursuant to the Financing Agreement, the Participating Creditor’s agreed the terms en virtud de los cuales, durante el Período de Superposición (Override Period), los mismos están dispuestos a seguir poniendo a disposición las Facilidades Crediticias (Facilities) así como modificar, variar, anular y complementar ciertos de los términos de los Documentos Financieros Existentes (Existing Finance Documents) (tal y como se definen en el Contrato de Financiación).

EI Contrato de Financiación incluye en su Parte II del Anexo l una lista de Los Acreedores Participantes Originales (The Original Participating Creditors) con sus respectivas Exposiciones (Exposures).

EI Contrato de Financiación incluye en su Parte 1A y Parte 1C del Anexo 10 un listado de Bonos Existentes (Existing Notes) en relación con los Trustees de los Bonos Existentes (Existing Notes Trustees) (tal y como estos términos se definen en el Contrato de Relación entre Acreedores definido más adelante). Dicho Anexo se actualiza mensualmente incluyendo también los Bonos Adicionales (Additional Notes).

IV.	Que, determinados Acreedores Participantes, determinadas instituciones financieras en su condición de agentes administrativos, determinadas sociedades del Grupo definidas como Prestamistas (Borrowers) y Garantes (Guarantors), han suscrito un contrato denominado “omnibus amendment and waiver agreement” el 14 de agosto de 2009, el cual está sujeto al derecho del Estado de Nueva York (en lo sucesivo, dicho contrato tal y como sea novado en cada momento, el “Omnibus Agreement”).

Que, en virtud del Omnibus Agreement, los Acreedores Participantes partes del mismo acordaron, en relación con los Contratos de Financiación Existentes (Existing Facility Agreements) sujetos al derecho del Estado de New York, modificar, variar sustituir y upon which, during the Override Period, they are willing to continue to make available the Facilities and amend, vary, override and supplement certain terms of the Existing Finance Documents (as defined in the Financing Agreement).

The Financing Agreement includes as Schedule 1 Part II a list of the Original Participating Creditors together with their Exposures.

The Financing Agreement includes as Schedule 10, Part 1A and Part 1C a list of the Existing Notes in relation to the Existing Notes Trustees (as such terms are defined in the Intercreditor Agreement defined below). Such Schedule is updated monthly, also including the Additional Notes.

IV.	That, certain of the Participating Creditors, certain financial institutions in their capacity as administrative agents, certain companies of the Group defined therein as the Borrowers and Guarantors, have entered into an omnibus amendment and waiver agreement executed on 14 August 2009, which is governed by the State New York law (hereinafter, such agreement as amended from time to time, the “Omnibus Agreement”)

That, pursuant to the Omnibus Agreement, the Participating Creditors party thereto agreed, in relation to the Existing Facility Agreements which are governed by the State New York law, to amend, vary override and supplement certain terms of such Existing complementar determinados términos de dichos Contratos de Financiación Existentes (Existing Facility Agreements) a los efectos de que se ajusten al Contrato de Financiación.

V.	Que, los Acreedores Participantes, el Agente de Garantías y ciertas compañías del Grupo como “Original Debtors”, suscribieron con fecha 14 de agosto de 2009 un contrato de relación entre acreedores denominado “Intercreditor Agreement”. En adelante, dicho contrato tal y como sea novado en cada momento, será denominado el “Contrato de Relación entre Acreedores”.

De acuerdo con la Cláusula 12 del Contrato de Relación entre Acreedores (Changes to the Parties), podrán adherirse al mismo nuevas partes de acuerdo con el procedimiento y las formalidades previstas en la citada cláusula.

Además, existe la intención de que los Acreedores de la Refinanciación (Refinancing Creditors), Acreedores de los Bonos Adicionales (Additional Notes Creditors) y Trustee de los Bonos Adicional (Additional Notes Trustee) obtengan el beneficio de las Prendas (tal y como se definen posteriormente) mediante su adhesión al presente Contrato conforme a lo dispuesto en la Estipulación 10.

Se adjunta como Anexo 3 al presente Contrato una copia del Contrato de Relación entre Acreedores, tal y como éste ha sido modificado hasta el 25 de octubre de 2010.

VI.	Que a fecha 29 de septiembre de 2009 el Pignorante, Parent y Acquisitions formalizaron ante el Notario de Madrid D. Rafael Monjo Carrió un contrato de constitución de derechos reales de prenda (el “Contrato de Prendas”) en garantía de las Obligaciones Garantizadas (tal y como este término se define en la Estipulación 1 .2 siguiente) a favor de las Partes Garantizadas (tal y como este término se define en la Estipulacin 1.2 siguiente) sobre:

Facility Agreements in order that they conform to the terms of the Financing Agreement.

V.	That, the Participating Creditors, the Security Agent, Parent and certain companies of the Group defined therein as the Original Debtors, have entered into an intercreditor agreement executed on 14 August 2009. Hereinafter, such agreement as amended from time to time, shall be referred to as the “Intercreditor Agreement”.

Pursuant to Clause 12 of the lntercreditor Agreement (Changes to the Parties), new parties may accede to the same in accordance with the procedure and formalities set out thereunder.

In addition, it is intended that the Refinancing Creditors, Additional Notes Creditors and Additional Notes Trustee shall have the benefit of the Pledges (as defined below) by acceding to this Agreement pursuant to Clause 10.

A copy of the lntercreditor Agreement, as amended as of 25 October 2010, is attached herewith as Annex 3.

VI.	That on 29 September 2009 the Pledgor, Parent and Acquisitions granted before the Notary of Madrid Mr. Rafael Monjo Carrió an agreement of creation of in rem pledge rights (the “Pledge Deed”) warranting the Secured Obligations (as this term is defined in Clause 1.2 below) in favour of the Secured Parties (as this term is defined in Clause 1.2 below) over:

•

893.625.326 acciones de 1,17 euros de valor nominal cada una, propiedad de Holding (en lo sucesivo, las “Acciones Holding”), que a fecha de 29 de septiembre de 2009 eran representativas del 99,2403% del capital social de la CEMEX ESPAÑA, S.A. (en lo sucesivo, “CEMEX ESPAÑA” o la “Sociedad”). En adelante, la prenda sobre las Acciones Originales Holding será denominada la “Prenda sobre las Acciones Holding”.

•

2.050.000 acciones de 1,17 euros de valor nominal cada una, propiedad de Parent (en lo sucesivo, las “Acciones Parent”), que a fecha de 29 de septiembre de 2009 eran representativas del 0,2276% del capital social de la Sociedad. En lo sucesivo, la prenda sobre las Acciones Originales Parent, será denominada Ia “Prenda sobre las Acciones Parent”.

•

1.957 acciones de 1,17 euros de valor nominal cada una, propiedad de Acquisitions (en lo sucesivo, las “Acciones Acquisitions”), que a fecha 29 de septiembre de 2009 eran representativas del 0,0002% del capital social de la Sociedad. En lo sucesivo, la prenda sobre las Acciones Originales Acquisitions será denominada la “Prenda sobre las Acciones Acquisitions”.

En adelante, la Prenda sobre las Acciones Holding, la Prenda sobre las Acciones Parent y la Prenda sobre las Acciones Acquisitions serán denominadas, conjuntamente, las “Prendas Originales” y las Acciones Holding, las Acciones Parent y las Acciones Acquisitions, serán denominadas, conjuntamente, las “Acciones Originales”.

VII.	Que con efectos desde el 23 de octubre de 2009, el Pignorante adquirió de Acquisitions las Acciones Originales Acquisitions en virtud de la escritura de fusión por absorción otorgada el 22
•

893,625,326 shares of 1.17 euro par value each belonging to Holding (hereinafter, the “Holding Shares”), that on 29 September 2009 represent 99.2403% of the share capital of CEMEX S.A. (hereinafter, “CEMEX ESPAÑA” or the “Company”). Hereinafter the pledge over the Holding Original Shares shall be referred to as the “Original over Holding Shares”.

•

2,050,000 shares of 1.17 euro par value each belonging to Parent (hereinafter, the “Parent Shares”), that on 29 September 2009 represent 0.2276% of the share capital of the Company. Hereinafter, the pledge over the Parent Original Shares will be referred to as the “Pledge over Parent Shares”.

•

1,957 shares of 1.17 euro par value each belonging to Acquisitions (hereinafter, the “Acquisitions Shares”), that on 29 September 2009 represent 0.0002% of the share capital of the Company. Hereinafter, the pledge over the Acquisition Original Shares shall be referred to as the “Pledge over Acquisitions Shares”.

•

Hereinafter, the Pledge over Holding Shares, the Pledge over Parent Shares and the Pledge over Acquisitions Shares, shall be jointly referred to as the “Original Pledges” and the Holding Shares, the Parent Shares and the Acquisitions Shares shall be jointly referred to as the “Original Shares”.

VII.	That as from 23 October 2009 the Pledgor acquired from Acquisitions, the Original Acquisitions Shares by means of the merger deed granted on 22 October 2009 before the de octubre de 2009 ante la notario (kandidaatnotaris) Da. Catelijne Schoenmaker, que actuaba en sustitución del notario (notaris) de Amsterdam D. Kjell Stelling.

VIII.	Que con fecha 18 de marzo de 2010 el Pignorante adquirió novecientas cinco (905) acciones representativas a dicha fecha del 0,00009% del capital social de la Sociedad, tal y como resulta de la póliza de propiedad número 020100318350000 expedida en la misma fecha por el Depositario -según este término se define más adelante- (las “Acciones Adquiridas”). Las Acciones Adquiridas están libres de cargas y gravámenes de cualquier tipo, conforme se acredita en el certificado de legitimación (en lo sucesivo, el “Certificado de Legitimación de las Acciones Adquiridas”) expedido con el número de referencia 201003250000046 el 20 de diciembre de 2010 por Banco Bilbao Vizcaya Argentaria, S.A. (en lo sucesivo, el“Depositario”), entidad actualmente encargada del registro contable de las Acciones Adquiridas.

IX.	Que con fecha 14 de diciembre de 2009, The Bank of New York Mellon, en representación y beneficio de los tenedores de bonos senior garantizados y la Sociedad firmaron una escritura de adhesión ante el Notario de Madrid, D. Rafael Monjo Carrió, con el número 1.355 de su orden de protocolo, a los efectos de adherirse al Contrato de Prendas y garantizar la emisión de bonos senior por importe de trescientos cincuenta millones (€ 350.000.000) de euros con tipo de interés del nueve coma seiscientos veinticinco por ciento (9,625%) y vencimiento en 2017, regida por el derecho del Estado Nueva York y llevada a cabo por, entre otros, Cemex Finance LLC como emisor y The Bank of New York Mellon como trustee mediante un contrato de emisión de bonos (Indenture) (la “Emisión de Bonos 2009 Euros”) por medio de un derecho real de prenda concurrente con las Prendas (la “Prenda Emissión 2009 Euros”.

Notary (kandidaat-notaris) Ms. Catelijnc Schoenmaker, who acted as substitute of the Notary (notaris) of Amsterdam Mr. Kjell Stelling.

VIII.	That on 18 March 2010 the Pledgor has acquired nine hundred and five (905) shares representing 0.00009% of the share capital of the Company, as evidenced by the ownership deed number 020100318350000 issued on that date by the Custodian -as defined below- (the “Acquired Shares”). The Acquired Shares are free and clear of any lien or encumbrance whatsoever as evidenced by the ownership certificate (certjficado de legitimación), hereinafter the “Ownership Certificate of the Acquired Shares”, with reference number 201003250000046 and issued on 20 December 2010 by Banco Bilbao Vizcaya S.A., (hereinafter, the “Custodian”) managing company of the registry where the Acquired Shares are recorded.

IX.	That on 14 December 2009, The Bank of New York Mellon, acting on behalf and for the benefit of the noteholders of the senior secured notes and the Company executed an accession deed (escritura de adhesión) before the Notary of Madrid Mr. Rafael Monjo Carrió, under number 1355 of his records, in order to accede to the Pledge Deed and secure the issue of senior notes for an amount of three hundred and fifty million euros (EUR 350,000,000) with a rate of interest of nine point six hundred and twenty five percent (9.625%) and maturity on 2017, governed by the law of the State of New York, and carried out by Cemex Finance LLC as issuer and The Bank of New York Mellon as trustee by means of an Identure (the “EUR 2009 Note Issue”) by means of a right in rem of pledge concurrent with the Pledges (the “EUR 2009 Issue Pledge”).

X.	Que con fecha 14 de diciembre de 2009, The Bank of New York Mellon, en representación y beneficio de los tenederos de bonos senior garantizados y la Sociedad firmaron una escritura de adhesión ante el Notario de Madrid, D. Rafael Monjo Carrió, con el número 1.356 de su orden de protocolo, a los efectos de adherirse al Contrato de Prendas y garantizar la emisión de bonos senior por importe de mil doscientos cincuenta millones ($ 1.250.000.000) de dólares estadounidenses con tipo de interés del nueve coma cinco por ciento (9,5%) y vencimiento en 2016, regida por el derecho del Estado Nueva York y llevada a cabo por, entre otros, Cemex Finance LLC como emisor y The Bank of New York Mellon como trustee mediante un contrato de emisión de bonos (Indenture) (la “Emisión de Bonos 2009 Dólares”) por medio de un derecho real de prenda concurrente con las Prendas (la “Prenda Emisión 2010 Dólares”). Los fondos obtenidos de la Emisión de Bonos 2009 Dó1ares se destinaron, entre otros fines, a amortizar íntegramente el endeudamiento incurrido en virtud de la emisión de bonos (9,625%) con vencimiento en 2009 y por importe de doscientos millones ($ 200.000.000) de dólares estadounidenses en virtud del contrato de emisión de bonos suscrito el 1 de octubre de 1999 por, entre otros, CEMEX, S.A.B. de C.V. como emisor y U.S. Bank Trust National Association como trustee.

XI.	Que con fecha 19 de enero de 2010 Cemex Finance LLC emitió bonos senior garantizados adicionales por importe de quinientos millones de dólares estadounidenses ($ 500.000.000) bajo el referido contrato de emisión de bonos (Indenture) en las mismas condiciones que la Emisión de Bonos 2009 Dólares (la “Ampliación de la Emisión de Bonos 2009 Dólares”). El 19 de enero de 2010 The Bank of
X.	That on 14 December 2009, The Bank of New York Mellon, acting on behalf and for the benefit of the noteholders of the senior secured notes and the Company executed an accession deed (escritura de adhesión) before the Notary of Madrid Mr. Rafael Monjo Carrió, under number 1356 of his records, in order to accede to the Pledge Deed and secure the issue of senior notes for an amount of one thousand two hundred and fifty million US dollars (USD 1,250,000,000) with a rate of interest of nine point five percent (9.5%) and maturity on 2016, governed by the law of the State of New York, and carried out by Cemex Finance LLC as issuer and The Bank of New York Mellon as trustee by means of an Indenture (the “USD 2009 Note Issue”) by means of a right in rem of pledge concurrent with the Pledges (the “USD 2009 Issue Pledge”). The funds obtained under the USD 2009 Note Issue were applied, among other issues, to the complete repayment of the debt owed under the issue of notes (9.625%) with maturity on 2009 and for an amount of two hundred million US dolars (USD 200,000,000) by virtue of the note issue agreement executed on 1 October 1999 by, amongst others, CEMEX, S.A.B, de C.V. as issuer and US Bank Trust National Association as trustee.

X.	That on 19 January 2010 Cemex Finance LLC issued additional senior secured notes for an amount of five hundred million US dollars (USD 500,000,000) under the aforementioned Indenture in the same terms and conditions set out in the USD 2009 Note Issue (the “Increase of the USD 2009 Note Issue”). On 19 January 2010 The Bank of New York Mellon, acting on behalf and for

New York Mellon, en representación y beneficio de los tenedores de bonos senior garantizados adicionales y la Sociedad firmaron una escritura de extensión de la escritura de adhesión otorgada el 14 de diciembre de 2009, a los efectos de extender la Prenda Emisión 2010 Dólares para garantizar la Ampliación de la Emisión de Bonos 2009 Dólares (la “Prenda Emisión 2010 Dólares Extendida”).

XII.	Que con fecha 12 de mayo de 2010, The Bank of New York Mellon, en representación y beneficio de los tenedores de bonos senior garantizados y la Sociedad firmaron una escritura de adhesión ante el Notario de Madrid, D. Rafael Monjo Carrió, con el número 968 de su orden de protocolo, a los efectos de adherirse al Contrato de Prendas y garantizar la emisión de bonos senior por importe de mil sesenta y siete millones seiscientos sesenta y cinco mil dólares estadounidenses ($ 1.067.665.000) con tipo de interés del nueve coma veinticinco por ciento (9, 25%) y vencimiento en 2020 y ciento quince millones trescientos cuarenta y seis mil euros (€ 115.346.000) con tipo de interés del ocho coma ochocientos setenta y cinco por ciento (8,875%) y vencimiento en 2017, regida por el derecho del Estado Nueva York y llevada a cabo por, entre otros, la Sociedad, actuando a través de su sucursal en Luxemburgo, como emisor y The Bank of New York Mellon como trustee mediante un contrato de emisión de bonos (Indenture) (la “Emisión de Bonos 2010”) por medio de un derecho real de prenda concurrente con las Prendas (la “Prenda Emisión 2010”).

XIII.	En adelante, las Prenda Originales, la Prenda Emisión 2009 Euros, la Prenda Emisión 2010 Dólares Extendida y la Prenda Emisión 2010, serán denominadas, conjuntamente, las “Prendas”.

XIV.	Que la Junta General de la Sociedad reunida el 19 de noviembre de 2010 acordó una ampliación the benefit of the noteholders of the additional senior secured notes and the Company executed an extension deed of the accession deed (escritura de adhesión) granted on 14 December 2009, in order to extend the USD 2009 Issue Pledge and secure the Increase of the USD 2009 Note Issue (the “Extended USD 2009 Issue Pledge”).

XII.	That on 12 May 2010, The Bank of New York Mellon, acting on behalf and for the benefit of the noteholders of the senior secured notes and the Company executed an accession deed (escritura de adhesión) before the Notary of Madrid Mr. Rafael Monjo Carrió, under number 968 of his records, in order to accede to the Pledge Deed and secure the issue of senior notes for an amount of one thousand sixty seven million six hundred and sixty five thousand US dolars (USD 1,067,665,000) with a rate of interest of nine point twenty five percent (9.25%) and maturity on 2020, and one hundred and fifteen million three hundred and forty six thousand euros (EUR 115,346,000) with a rate of interest of eight point eight hundred and seventy five percent (8.875%) and maturity on 2017 governed by the law of the State of New York, and carried out by, amongs others, the Company acting through its Luxemburg branch issuer and The Bank of New York Mellon as trustee by means of an Indenture (the “2010 Note Issue”) by means of a right in rem of pledge concurrent with the Pledges (the “2010 Issue Pledge”).

XIII.	Hereinafter, the Original Pledges, the USD 2009 Issue Pledge, the Extended USD 2009 Issue Pledge and the 2010 Issue Pledge, shall be jointly referred to as the “Pledges”.

XIV.	That Shareholders General Meeting held on 19 November 2010 agreed on a share capital del capital social de la Sociedad (la “Ampliación de Capital”), en los términos establecidos en la escritura autorizada en la misma fecha por el Notario de Madrid Don Rafael Monjo Carrió, con el número 2.419 de su protocolo, en virtud de la cual se emitieron 426.585.515 nuevas acciones de 1,17 euros de valor nominal cada una (las “Nuevas Acciones”).

XV.	Que el Pignorante es el legítimo propietario de la totalidad de las Nuevas Acciones, representativas del 32,15% del capital social de la Sociedad. Las Nuevas Acciones están libres de cargas y gravámenes de cualquier tipo, conforme se acredita en el certificado de legitimación (en lo sucesivo, el “Certificado de Legitimación de las Nuevas Acciones”) con el número de referencia 201012160900012 expedido el 20 de diciembre de 2010 por el Depositrario, entidad actualmente encargada del registro contable de las Nuevas Acciones (en lo sucesivo, el “Registro Nuevas Acciones”).

XVI.	Que de conformidad con lo establecido en la Estipulación 5.2 del Contrato de Prendas, al haberse inscrito la ampliación de capital de CEMEX ESPAÑA, el Pignorante debe documentar la extensión de las Prendas a las Nuevas Acciones debiendo otorgar ante Notario un contrato complementario.

XVII.	En virtud de lo anterior, las Partes han acordado el otorgamiento de este Contrato de Extensión y Constitución de Prenda de Acciones (en lo sucesivo, el “Contrato”) que se regirá por las siguientes

ESTIPULACIONES

1.	INTERPRETACIÓN Y DEFINICIONES

1.1	Salvo que en este documento se establezca lo contrario, los términos en mayúsculas que se incluyen en este Contrato tendrán el significado que a los mismos se atribuye en el Contrato de Financiación.

increase of the Company (the “Share Capital Increase”) according to the terms established on the deed authorized on the same date by the notary of Madrid Mr. Rafael Monjo Carrió, with number 2.419 of his protocol, by virtue of which 426,585,515 new shares of 1.17 euro par value each were created (the “New Shares”).

XV.	That the Pledgor is the legitimate owner of all the New Shares representing the 32,15% of the share capital of the Company. The New Shares are free and clear of any lien or encumbrance whatsoever as evidenced by the ownership certificate (certificado de legitimación), hereinafter the “Ownership Certificate of the New Shares”, with reference number 201012160900012 and issued on 20 December 2010 by the Custodian managing company of the registry where the New Shares are recorded, (hereinafter, the “New Shares Registry”).

XVI.	That, pursuant to Clause 5.2 of the Pledge Deed, once that the share capital increase of CEMEX ESPAÑA has been registered, the Pledgor must document the extension of the Pledges over the New Shares, by granting a complementary agreement before the relevant notary.

XVIII.	In light of the above, the Parties have agreed to enter into this Agreement of Extension and Creation of Pledge over Shares (hereinafter, the “Agreement”) which shall be governed by the following

CLAUSES

1.	INTERPRETATION AND DEFINITIONS

1.1.	Unless a contrary indication appears, capitalised terms included in this Agreement shall have the same meanings given to them in the Financing Agreement.

Las Partes acuerdan y hacen constar que este Contrato no modifica los términos y condiciones del Contrato de Financiación o del Contrato de Relación entre Acreedores. Adermás, este Contrato quedará sujeto a los términos del Contrato de Relación entre Acreedores y, en caso de cualquier inconsistencia, el Contrato de Relación entre Acreedores prevalecerá entre las partes de este Contrato y del Contrato de Relación entre Acreedores y siempre que lo permita la ley aplicable.

1.2	Adicionalmente, los siguientes términos tendrán el significado que a continuación se les asigna:

“Obligaciones Garantizadas” significa todas las Obligaciones (Liabilities) y todas las obligaciones presentes y futuras pendientes en cualquier momento, debidas o incurridas por cualquier miembro del Grupo y por cada uno de los Deudores (Debtors) a cualquier Parte Garantizada (Secured Party) bajo cada uno de los Documentos de Deuda (Debt Documents), tanto actuales como contingentes, incurridas de manera individual o conjunta, como obligación principal o accesoria de garantía o de cualquier otra forma (tal y como cada uno los términos anteriores se define en el Contrato de Relación entre Acreedores).

“Partes Garantizadas” tendrá el significado que al mismo término se le otorga en el Contrato de Relación entre Acreedores.

“Supuesto de Ejecución” tendrá el significado que al mismo término se le otorga en el Contrato de Relación entre Acreedores.

“Grupo Instructor” tendrá el significado que al mismo término se le otorga en el Contrato de Relación entre Acreedores.

“Fecha de Cancelación” significa Ia fecha en que las Garantías de Ia Operación (Transaction Security) (tal y como este término se define en el

The Parties hereby agree that this Agreement shall not in any way prejudice or affect the terms and conditions contained in the Financing Agreement or the Intercreditor Agreement. Further, this Agreement shall be subject to the terms of the lntercreditor Agreement and in the event of any inconsistencies, the Intercreditor Agreement shall prevail amongst the parties hereto and thereto and as permitted by applicable law.

1.2	In addition, the following terms shall have the meaning ascribed to them below:

“Secured Obligations” means all the Liabilities and all other present and future obligations at any time due, owing or incurred by any member of the Group and by each Debtor to any Secured Party under each Debt Document, both actual and contingent and whether incurred solely or jointly and as principal or surety or in any other capacity (as each of the terms above are defined in the Intercreditor Agreement).

“Secured Parties” shall have the meaning given to it in the Intercreditor Agreement.

“Enforcement Event” shall have the meaning given to it in the Intercreditor Agreement.

“Instructing Group” shall have the meaning given to it in the Intercreditor Agreement.

“Release Date” means the date on which the Transaction Security (as obtained in the Intercreditor Agreement) shall be automatically released pursuant to Clause 8.2 of the lntercreditor Agreement.

Contrato de Relación entre Acreedores) se liberen automáticamente de conformidad con lo previsto en la Cláusula 8.2 del Contrato de Relación entre Acreedores.

“Fecha de Liberación Final” tendrá el significado que al mismo término se le otorga en el Contrato de Relación entre Acreedores.

2.	EXTENSIÓN Y CONSTITUCIÓN DE PRENDAS

A tenor de lo previsto en la Cláusula 5.2 del Contrato de Prendas, en caso de ampliación de capital las Prendas se extenderán a las nuevas acciones de la Sociedad emitidas y suscritas por el Pignorante, con objeto de que el valor de las Prendas (en términos de porcentaje de participación en el capital) no disminuya. A este fin, el Pignorante documenta en este acto la extensión de las Prendas a las Nuevas Acciones. Asimismo, el Pignorante constituye en garantía del cumplimiento íntegro y puntual de cada una de las Obligaciones Garantizadas sendos derechos reales de prendas de primer rango sobre las Acciones Adquiridas, que cada una de las Partes Garantizadas acepta en su propio nombre y derecho o a través del Agente de Garantiás, conforme a lo previsto en la Estipulación 10 siguiente (las “Nuevas Prendas”).

3.	DESPLAZAMIENTO POSESORIO

3.1	A los efectos previstos en el articulo 10 de la ley 24/1988, de 28 de julio, del Mercado de Valores, y el artículo 13 del RD 116/1992, el Depositario, mediante su comparecencia en el presente Contrato, se da por notificado del otorgamiento del presente Contrato e:

3.1.1	Inscribe en este mismo acto la extensión de las Prendas y la constitución de las Nuevas Prendas en los correspondientes Registros de anotaciones en cuenta y procede al desglose de las Nuevas Acciones y de las Acciones Adquiridas;

“Final Discharge Date” shall have the meaning given to it in the Intercreditor Agreement.

2.	EXTENSION AND CREATION OF PLEDGES

In accordance with Clause 5.2 of the Pledge Deed, in the event that a capital share increase, the Pledges shall be extended to the newly-issued shares of the Company subscribed by the Pledgor, in order to avoid a decrease in the value of the Pledges (as referred to a percentage in the share capital). Consequently, the Pledgor documents hereby the extension of the Pledges over the New Shares. Furthermore, the Pledgor creates several first ranking concurrent pledges over the Acquired Shares as security for the full and punctual performance of each of the Secured Obligations, which the Secured Parties hereby accept in its own name and on its own behalf or through the Security Agent, in accordance with Clause 10 below (the “New Pledges”).

3.	DELIVERY OF THE POSSESSION

3.1	In accordance to article 10 of the Law 24/1988, dated 28 July, on the Securities Market, and article 13 of RD 116/1992, the Custodian, by means of it appearance as a party to this Agreement, acknowledges the execution of this Agreement and:

3.1.1	hereby records the extension of the Pledges and the creation of each of the New Pledges in the relevant book entries Registries;

3.1.2	se compromete a emitir nuevos certificados de legitimación en los que se acredite la constitución de las Prendas y su inscripción en los correspondientes Registros de anotaciones en cuenta (en lo sucesivo, los “Certificados de Prendas”).

3.2	El Notario entrega en este acto al Agente de Garantías los certificados de prendas originales recibidos del Depositario, que permanecerán en su poder hasta que proceda la extinción y cancelación de las Prendas de acuerdo con la Estipulación 9 del Contrato de Prendas.

El Agente de Garantías se compromete a conservar y custodiar los Certificados de Prendas y a devolverlos al Pignorante inmediatamente después de la extinción y cancelación de las Prendas y las Nuevas Prendas de acuerdo con to dispuesto en la Estipulación 9 del Contrato de Prenda.

4.	DECLARACIONES DEL PIGNORANTE

4.1	El Pignorante declara y manifiesta a favor de las Partes Garantizadas:

4.1.1	Que la Sociedad es una sociedad existente y válidamente constituida en España y está inscrita en el Registro Mercantil de Madrid.

4.1.2	Que el Depositario es la entidad encargada del Registro Nuevas Acciones, así como del registro contable de las Acciones Adquiridas.

4.1.3	Que tiene capacidad para suscribir y cumplir el presente Contrato y ha realizado todas las actuaciones necesarias para autorizar el otorgamiento y cumplimiento del mismo.
3.1.2	undertakes to issue new ownership certificates which evidence the creation of the Pledges as well as its registration with the relevant book entries Registries hereinafter, the “Pledges Certificates”).

3.2	The Notary hereby delivers to the Security Agent the original pledges certificates received from the Custodian, and the Security Agent shall keep the Pledges Certificates until the Pledges are released pursuant to Clause 9 of the Pledge Deed.

The Security Agent undertakes to safe keep the Pledges Certificates and to return them to the Pledgor immediately upon the cancellation of the Pledges in accordance with Clause 9 of the Pledge Deed.

4.	REPRESENTATIONS OF THE PLEDGOR

4.1	The Pledgor represents in favour of the Secured Parties:

4.1.1	That the Company exists and is validly incorporated under the laws of Spain and is registered with the Mercantile Registry of Madrid.

4.1.2	That the Custodian is the managing company of the New Shares Registry and of the Registry where the Acquired Shares are recorded.

4.1.3	That they have the capacity to execute this Agreement and all necessary actions to authorise the execution and performance of this Agreement have been obtained.

4.1.4	Que los derechos reales de prenda constituyen obligaciones válidas del Pignorante, exigibles frente a los mismos con arreglo a lo dispuesto en este Contrato.

4.1.5	Que la aceptación y cumplimiento por el Pignorante de las obligaciones contempladas en este Contrato: (a) no contraviene ningún mandato o decisión judicial o administrativa; (b) no entra en conflicto con sus escrituras de constitución o sus estatutos o de la Sociedad; (c) no se opone a ningún documento, acuerdo o contrato que sea vinculante para el Pignorante ni para la Sociedad ni (d) requiere autorización, consentimiento, licencia o permiso.

4.1.6	Que el Pignorante ostenta legítimamente la plena propiedad de las Nuevas Acciones y las Acciones Adquiridas y tiene pleno poder de disposición sobre las mismas.

4.1.7	Que las Nuevas Acciones y las Acciones Adquiridas: (a) no están sometidas a ninguna carga, gravamen o derecho de opción de compra o de venta o restricción estatutaria o contractual a su libre transmisibilidad; (b) han sido válidamente emitidas por la Sociedad; y (c) están plenamente suscritas y completamente desembolsadas.

4.1.8	Sujeto a la aceptación por parte de las Partes Garantizadas, mediante este Contrato se extienden y otorgan, respectivamente, derechos reales de prenda de primer rango sobre las Nuevas Acciones y las Acciones Adquiridas a favor de las Partes Garantizadas en garantía de las Obligaciones Garantizadas.
4.1.4	That the rights in rem of pledges constitute valid and binding obligations to the Pledgor, in accordance with the terms of this Agreement.

4.1.5	That the acceptance and performance by the Pledgor of the obligations set out hereunder: (a) does not contravene any judicial or administrative order or decision; (b) does not contravene their constitutional documents or the Company in any respect; (c) does not oppose to any document, agreement or contract binding for the Pledgor or the Company; and (d) does not require any authorisation, consent, licence or permit.

4.1.6	The Pledgor is the owner of the New Shares and the Acquired Shares and has the full title to dispose of its Shares.

4.1.7	That the New Shares and the Acquired Shares: (a) are free from any lien, encumbrance, option right or statutory or contractual restriction to their transmission; (b) have been validly issued by the Company; and (c) are fully subscribed and paid up.

4.1.8	Subject to acceptance by the Secured Parties, first ranking pledges over the New Shares are extended and first ranking pledges over the Acquired Shares are created in favour of the Secured Parties as security for the performance of the Secured obligations.

5.	CONTRATO ÚNICO

Las Partes acuerdan que se aplicará a la extensíon de las Prendas a las Nuevas Acciones y a las Nuevas Prendas constituidas en virtud del presente Contrato los mismo términos y condiciones previstas en el Contrato de Prendas. El presente Contrato no modifica los términos y condiciones del Contrato de Prendas, que quedará sujeto a sus propios términos y condiciones.

6.	TRIBUTOS Y GASTOS

Serán de cuenta del Pignorante cuantos tributos, tasas, gravámenes, aranceles, timbres, corretajes y gastos, de la naturaleza que sean (incluidos los honorarios del Notario que interviene en el otorgamiento del presente Contrato y los del mantenimiento de los Registros contable de las Acciones) se originen, ahora o en el futuro, por causa del otorgamiento, de la exiensión, conservación, modificaciones, cancelación y ejecución de las Prendas de acuerdo con los términos de este Contrato y cualesquiera otros gastos u honorarios de abogados y procuradores y tasas y/o costas judiciales que puedan originarse a las Partes Garantizadas por causa del incumplimiento por el Pignorante de sus obligaciones bajo este Contrato.

7.	NOTIFICACIONES

7.1	Las Partes efectuarán todas las notificaciones relativas a este Contrato mediante escrito firmado por persona con poder suficiente y enviado a la otra parte por correo con acuse de recibo; en caso de urgencia, podrán hacerse las notificaciones por fax o por cualquier otro sistema que permita la acreditación de su recepción, debiendo en estos casos confirmarse por correo con acuse de recibo dentro del plazo de los cinco (5) días naturales siguientes a su envío.
5.	SOLE AGREEMENT

The Parties hereby agree that the terms and conditions set out in the Pledge Deed shall apply to extension of the Pledges over the New Shares and to the New Pledges created hereunder. This Agreement shall not alter or affect the terms and conditions contained in the Pledge Deed but shall remain subject to its own terms and conditions.

6.	TAXES AND EXPENSES

All present and future taxes, fees and expenses of any nature whatsoever (including the fees of the Notary attesting and before whom this Agreement is granted and those connected with the maintenance of the Registries of book entries where the Shares are recorded) arising out of the execution, extension, maintenance, amendments, cancellation and enforcement of the Pledges in accordance with this Agreement as well as any other fees or expenses of legal advisors and procuradores and the judicial costs in which the Secured Parties may incur as a consequence of the breach by the Pledgors of any of its obligations hereunder, shall be borne by the Pledgor.

7.	NOTICES

7.1	All notices to be delivered between the parties in connection with this Agreement shall be made in writing by means of a letter signed by a duly empowered attorney and sent with acknowledgement of receipt. When urgent, notices may be delivered by fax or by any other mean that may evidence its reception. In this latter case, the notice shall be confirmed within the following five (5) calendar days by means of a letter with acknowledgement of receipt.

7.2	Los domicilios de cada una de las partes a efectos de comunicaciones son:

7.2.1 Para Holding:

Domicilio:	C / Hernández de Tejada 1, 28027, Madrid (España)
Atención:	D. Juan Pelegrí y Girón
Telf:	+34 91 377 9254
Fax:	+34 91 377 96 48

7.2.2 Para el Agente de Garantías y las Partes Garantizadas

Domicilio:	6 Broad Street Place, Londres EC2M 7JH
Atención:	Elaine K. Lockhart
Fax:	+44 (0) 20 7614 1122

7.2.3 Para la Sociedad:

Domicilio:	C/ Hernández de Tejada 1, 28027, Madrid (España)
Atención:	D. Juan Pelegri y Girón
Telf:	+34 91 377 92 54
Fax:	+ 34 91 377 96 48

7.3	Cualquier cambio de domicilio deberá ser comunicado a las partes restantes con no menos de cinco (5) días naturales de antelación y en la forma prevista en la Estipulación 7.1 anterior.

8.	SUBSANACIÓN O COMPLEMENTO DEL CONTRATO

El Pignorante deberá, dentro de los diez (10) Días Hábiles siguientes a la receptión de una notificación por escrito del Agente de Garantías, otorgar cuantos documentos públicos o privados sean necesarios a los efectos de subsanar o aclarar este Contrato, o a los efectos de perfeccionar las Prendas.

9.	AGENTE DE GARANTÍAS

9.1	El Agente de Garantías no tendrá, ya sea en virtud del presente Contrato o por el ejercicio de cualquiera de los derechos conferidos en el mismo, ningún deber de diligencia o fiduciario con respecto al Pignorante o la Sociedad.

9.2	Los derechos concedidos al Agente de Garantías
7.2	The address of each of the parties for the purposes of notices are as follows:

7.2.1 For Holding:

Address:	C / Hernández de Tejada 1 , 28027, Madrid (Spain)
Attention of:	Mr. Juan Pelegrí y Girón
Telf:	+34 91 377 9254
Fax:	+34 91 377 96 48

7.2.2 For the Security Agent and the Secured Parties:

Address:	6 Broad Street place, London EC2M 7JH
Attention of:	Elaine K. Lockhart
Fax:	+44 (0) 20 7614 1122

7.2.3	For the Company:

Address:	C / Hernández de Tejada 1 , 28027, Madrid (Spain)
Attention of:	Mr. Juan Pelegrí y Girón
Telf:	+34 91 377 9254
Fax:	+34 91 377 96 48

7.3	Any change of address shall be communicated to the other parties with no less than five (5) calendar days prior notice in accordance with Clause 7.1 above.

8.	FURTHER ASSURANCES

The Pledgor shall, within ten (10) Business Days of receipt of a written request from the Security Agent, grant all such documents (private or public) as may be necessary to clarify any term of this Agreement or perfect the Pledges.

9.	SECURITY AGENT

9.1	The Security Agent shall not, whether by virtue of this Agreement or by exercising any of its rights thereunder, owe any duty of care or fiduciary duty to the Pledgor or the Company.

9.2	The permissive rights of the security Agent

para realizar actuaciones bajo el presente Contrato no se interpretarán como una obligación o deber del Agente de Garantías de realizarlas.

9.3	Siempre y cuando el Agente de Garantías cumpla con sus obligaciones bajo el presente Contrato, no se le requerirá al Agente de Garantías que tenga en consideración los intereses de la Sociedad.

9.4	El Agente de Garantías, cuando actúe como tal, se considerará que actúa a través de su division de agencia, que será considerada como una entidad separada de sus otras divisiones o departamentos. Cualquier información recibida u obtenida por el Agente de Garantías a través de otra división o departamento, o de cualquier otra manera diferente a la información recibida u obtenida en su condición de Agente de Garantías, será tratada de manera confidencial por el Agente de Garantías y no será considerada como información en poder del Agente de Garantías en su condición de tal.

9.5	El Agente de Garantías actuará, cuando lleve a cabo actuaciones o de cualquier otro modo ejercite sus derechos o deberes bajo el presente Contrato, de conformidad con los términos del Contrato de Relación entre Acreedores y, cuando se requiera que otorgue un consentimiento, ejercite una facultad discrecional, lleve a cabo u omita cualquier actuación, solicitará las instrucciones o directrices del Grupo Instructor o del Agente Administrativo (en su caso y tal y como está previsto en el Contrato de Relación entre Acreedores). Al realizar dichas actuaciones, el Agente de Garantías tendrá los derechos, beneficios, protecciones, indemnizaciones e inmunidades establecidas en el Contrato de Relación entre Acreedores como si dichos derechos, beneficios, protecciones, indemnizaciones e immunidades hubieren sido establecidas en el presente Contrato, mutatis to take action under this Agreement shall not be construed as an obligation or duty for it to do so.

9.3	Provided it complies with its obligations in this Agreement, the Security Agent is not required to have any regard to the interests of the Company.

9.4	In acting as Security Agent, the Security Agent shall be treated as acting through its agency division which shall be treated as a separate entity from its other divisions and departments. Any information received or acquired by the Security Agent which is received or acquired by some other division or department or otherwise than in its capacity as Security Agent may be treated as confidential by the Security Agent and will not be treated as information possessed by the Security Agent in its capacity as such.

9.5	In acting or otherwise exercising its rights or performing its duties under any of this Agreement, the Security Agent shall act in accordance with the provisions of the Intercreditor Agreement and shall, when required to grant a consent, exercise a discretion, take or omit to take any action, seek instruction or direction from the Instructing Group or Administrative Agent (as applicable and as provided in the lntercreditor Agreement). In so acting, the Security Agent shall have the rights, benefits, protections, indemnities and immunities set out in the Intercreditor Agreement as if those provisions were set out in this Agreement, mutatis mutandis, and shall not incur any liability to the Pledgor, the Company or to any other Person.

mutandi, y no incurrirá en responsabilidad alguna frente al Pignorante, la Sociedad o cualquier otra Persona.

9.6	Los términos de esta Estipulación 9 permanecerán en vigor más allá de la terminación del presente Contrato.

10.	ADHESIÓN Y RATIFICACIÓN

10.1	Las Partes Garantizadas en cuyo beneficio ha actuado el Agente de garantías podrán adherirse al presente Contrato y ratificar el contenido del mismo, aceptando la extensión de las Prendas y las Nuevas Prendas constituidas en su favor, mediante la comparecencia ante el notario interviniente.

10.2	Las Partes instruyen al notario interviniente para que documente las adhesiones y ratificaciones mencionadas en el apartado anterior mediante el otorgamiento de las correspondientes pó1izas o escrituras por parte de las Partes Garantizadas en cuestión.

10.3	El notario interviniente acepta las instrucciones recibidas.

11.	LEY Y JURISDICClÓN

11.1	Este Contrato se regirá e interpretará de conformidad con la legislación española.

11.2	Las Partes, con renuncia expresa a cualquier otro fuero, se someten expresa e irrevocablemente al de los Juzgados y Tribunales de la ciudad de Madrid, para cualesquiera desavenencias que pudieran derivarse de este Contrato.

12.	IDIOMA

El presente Contrato se redacta en idioma inglés y en idioma español. En caso de discrepancia o incongruencia entre la versión redactada en inglés y la redactada en español, prevalecerá la versión española. La versión inglesa tiene carácter meramente informativo.

9.6	The provisions of this Clause 9 shall survive any termination of this Agreement.

10.	ACCESSION AND RATIFICATION

10.1	The Secured Parties on whose benefit the Security Trustee has acted herein may accede to this Agreement and ratify its content, accepting the Pledges and the New Pledges created in their favour, by appearing before the intervening notary.

10.2	The Parties hereby instruct the intervening notary to document the accessions and ratifications set out in the previous paragraph by means of the execution of the relevant deeds (pólizas or escrituras) by the relevant Secured Parties.

10.3	The intervening notary accepts the aforementioned instructions.

11.	LAW AND JURISDICTION

11.1	This Agreement will be governed by and construed in accordance with Spanish law.

11.2	Each of the parties to this Agreement irrevocably submits themselves, with express waiver to any other forum, to the jurisdiction of the Courts and Tribunals of the city of Madrid for the resolution of any claim which may arise out of in connection with this Agreement.

12.	LANGUAGE

This Agreement is executed in both the Spanish and the English language. In the event of any discrepancy or inconsistency between the Spanish and the English versions, the Spanish version shall prevail. The English version is to be used for information purposes only.

Las Partes se manifiestan conformes con el contenido de este Contrato tal y como aparece redactado, extendido en                  hojas includos sus anexos, que otorgan y firman únicamente en Ia última página con mi intervención que sello y rubrico todos los folios, quedando el original en mi archivo.

Y yo, el Notario, hechas las advertencias legales oportunas, doy fe de Ia identidad de las Partes, de la Iegitimidad de sus firmas, y de todo lo convenido en este Contrato, que firmo y sello en el lugar y fecha del encabezamiento.

NEW SUNWARD HOLDING B.V.

p.p.D. Juan Pelegrí y Girón

WILMINGTON TRUST (LONDON) LIMITED

p.p. Da. María Luisa Alonso Horcada

BARCLAYS BANK PLC SUCURSAL EN ESPAŇA

CAISSE REGIONALE DE CREDIT AGRICOLE MUTUEL DE PARIS ES D’ILE-DE

FRANCE

CREDIT INDUSTRIELE ET COMMERCIAL, SUCURSAL EN LONDRES

DEUTSCHE BANK LUXEMBOURG S.A.

FORTIS BANK S.A./N.V.

FORTIS S.A., SUCURSAL EN ESPAŇA

HSBC BANK PLC, SUCURSAL EN ESPŇA

INTESA SANPAOLO S.P.A. SUCURSAL EN NUEVA YORK

JP MORGAN EUROPE LIMITED

p.p. Da. Maria Luisa Alonso Horcada

SCOTIABANK EUROPE PLC

SCOTIABANK EUROPE PLC, SUCURSAL EN LONDRES

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

THE ROYAL BANK OF SCOTLAND PLC

WILMINGTON TRUST (SECURITY AGENT)

SCOTISH RE (U.S.). INC.

GENERAL AMERICAN LIFE INSURANCE

NEW ENGLAND LIFE INSURANCE

METLIFE INSURANCE COMPANY OF CONNECTICUT

METROPOLITAN LIFE INSURANCE COMPANY

METROPOLITAN TOWER LIFE INSURANCE COMPANY

WESTERN NATIONAL LIFE INSURANCE COMPANY (FORMERLY AIG ANNUITY

INSURANCE COMPANY)

AMERICAN GENERAL LIFE AND ACCIDENT INSURANCE COMPANY

AMERICAN INTERNATIONAL LIFE ASSURANCE COMPANY OF NEW YORK

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

ING LIFE INSURANCE & ANNUITY COMPANY

ING USA LIFE INSURANCE AND ANNUITY COMPANY

RELIASTAR LIFE INSURANCE COMPANY

SECURITY OF DENVER INSURANCE COMPANY

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION,

INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT

NEW YORK LIFE INSURANCE COMPANY

THRIVENT FINANCIAL FOR LUTHERANS

HARTFORD ACCIDENT AND INDEMNITY COMPANY

HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY

HARTFORD LIFE INSURANCE COMPANY

AMCO INSURANCE COMPANY

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

NATIONWIDE LIFE INSURANCE COMPANY

NATIONWIDE MULTIPLE MATURITY SEPARATE ACCOUNT

NATIONWIDE MUTUAL INSURANCE COMPANY

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

BERKSHIRE LIFE INSURANCE COMPANY OF AMERICA

MONUMENTAL LIFE INSURANCE COMPANY

ALLIED IRISH BANKS PLC

BARCLAYS BANK PLC

BENEFICIAL LIFE INSURANCE COMPANY

p.p. Da. María Luisa Alonso Horcada

BANCO POPULAR ESPAÑOL, S.A.

p.p. Da. Ana Cáceres Ares	p.p.D. Eduardo Martin Martinez

BANCO DE SABADELL, S.A.

p.p.D. Diego Rusillo Delgado	p.p.D. Francisco Javier González Mońux

BANCO ESPAÑOL DE CRÉDITO, S.A

p.p. Don Inigo de Roda González	p.p. D. Francisco de Borja Bertrán Sundheim

CAJA DE AHORROS Y MONTE DE PIEDAD DE MADRID

p.p.D. Antonio San Segundo Hernández	p.p. D. Carlos Karam Benayas

CAJA DE AHORROS Y MONTE DE PIEDAD DE MADRID, AGENCIA EN MIAMI

p.p.D. Antonio San Segundo Hernández	p.p. D. Car1os Karam Benayas

IKB DEUTSCHE INDUSTRIEBANK AG, SUCURSAL EN ESPAÑA

p.p. Dña. Ana María Bohórquez Rodríguez

ING BANK, N.V.

p.p. D. Gustavo Alberto de Rosa	p.p. Dña. Mónica Martínez Mendizábal

ING BANK, N.V., ACTUANDO A TRAVES DE SU SUCURSAL EN CURAÇAO

p.p. D. Gustavo Alberto de Rosa	p.p. Dña. Mónica Martínez Mendizábal

ING BELGIUM S.A., SUCURSAL EN ESPAÑA

p.p. D. Gustavo Alberto de Rosa	p.p. Dña. Mónica Martinez Mendizábal

INTESA SANPAOLO, SUCURSAL EN ESPAÑA

p.p. D. Juan Facundo Pontoni	p.p. D. Ricardo Petidier Torregrossa

SOCIÉTÉ GÉNÉRALE

p.p. Dña. Paloma Lago Fernández-Purón	p.p.D. Juan Carlos Lopez-Barbas

THE BANK OF NEW YORK MELLON

THE BANK OF NEW YORK MELLON, INSTITUCIÓN DE BANCA MÚLTIPLE

SCOTIA INVERLAT CASA DE BOLSA, S.A. DE C.V., GRUPO FINANCIERO

SCOTIABANK INVERLAT

p.p. Wilmington Trust (London) Limited Da. María Luisa Alonso Horcada

Cou mí intervención

D. Rafael Monjó Carrió

ANEXO 1	ANNEX 1
ACREEDORES PARTICIPANTES	PARTICIPATING CREDITORS

ANEXO 2	ANNEX 2
TRUSTEES DE LOS BONISTAS	NOTEHOLDERS TRUSTEES

ANEXO 3	ANNEX 3
COPIA DEL CONTRATO DE RELACIÓN ENTRE ACREEDORES	COPY OF THE INTERCREDITOR AGREEMENT